Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2023 (except for the effects of the reverse stock split discussed in Note 14, as to which the date is December 4, 2023) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-275320) and the related Prospectus of ZyVersa Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Orlando, Florida

December 6, 2023